UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2021

ALSET EHOME INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39732	83-1079861
(State of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 210

Bethesda, Maryland 20814

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (301) 971-3940

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	AEI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On July 1, 2021, Alset EHome International Inc. (the “Company”) and the Company’s subsidiary Hengfai Business Development Pte Ltd. entered into an Executive Employment Agreement (the “Employment Agreement”) with the Company’s Co-Chief Executive Officer, Chan Tung Moe (the “Executive”). Pursuant to the Employment Agreement, Mr. Chan’s compensation will include a fixed salary of $10,000 per month. In addition, Mr. Chan will be paid a signing bonus of $60,000. The term of the Employment Agreement ends on June 30, 2024. Chan Tung Moe is the son of our Chief Executive Officer, Chairman and majority shareholder, Chan Heng Fai.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of July 1, 2021, the Board of Directors of the Company has appointed Chan Tung Moe as the Co-Chief Executive Officer of the Company.

Since 2015 Chan Tung Moe has held various positions with several of the Company’s subsidiaries and affiliated entities and currently holds a key position as a director and Co-Chief Executive Officer of the Company’s Singapore Exchange-listed subsidiary, Alset International Limited. He also currently serves as Co-Chief Executive Officer and Director of the Company’s subsidiary, LiquidValue Development Inc. Since 2020 Mr. Chan has served as a director of New York Stock Exchange listed Document Security Systems, Inc. and Director of Corporate Development of American Medical REIT Inc.

From 2014 to 2015 Mr. Chan was the Chief Operating Officer of Hong Kong Stock Exchange listed Zensun Enterprises Limited (formerly known as Heng Fai Enterprises Limited) and was responsible for that company’s global business operations consisting of REIT ownership and management, property development, hotels and hospitality, as well as property and securities investment and trading. Prior to that, from 2006 till 2014, he was an executive director and Chief of Project Development of Singapore Exchange-listed SingHaiyi Group Ltd, overseeing its property development projects. He was also a non-executive director of the Toronto Stock Exchange-listed RSI International Systems Inc., a hotel software company, from 2007 to 2016.

Mr. Chan has a diverse background and experience in the fields of property, hospitality, investment, technology and consumer finance. He holds a Master’s Degree in Business Administration with honors from the University of Western Ontario, a Master’s Degree in Electro-Mechanical Engineering with honors and a Bachelor’s Degree in Applied Science with honors from the University of British Columbia.

Chan Tung Moe is the son of our Chief Executive Officer, Chairman and majority shareholder, Chan Heng Fai.

On July 1, 2021, the Company and Hengfai Business Development Pte Ltd. entered into an Executive Employment Agreement with the Company’s Co-Chief Executive Officer, Chan Tung Moe. The description of the Employment Agreement set forth in Item 1.01 above is incorporated herein by reference thereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Exhibit

10.1	Executive Employment Agreement, by and between Alset EHome International Inc., Hengfai Business Development Pte Ltd. and Chan Tung Moe, dated as of July 1, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALSET EHOME INTERNATIONAL INC.

Date: July 6, 2021	By:	/s/ Rongguo Wei
	Name:	Rongguo Wei
	Title:	Co-Chief Financial Officer

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